Exhibit 10.2

OPTION TO EXTEND TERM LEASE RIDER

This Rider is attached to and made part of that certain Sixth Amendment dated October 1, 2002 (the “Amendment”) between, Jerrold D. Monkarsh and Joyce Monkarsh (“Landlord”), and Midland Credit Management, Inc., a Kansas corporation (“Tenant”), covering the Property commonly known as 4302 & 4310 E. Broadway, Phoenix, Arizona (the “Property”). The terms used herein shall have the same definitions as set forth in the Amendment and the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.          Option(s) to Extend Term.

1.	Grant of Option.
Landlord hereby grants to Tenant two (2) options (the “Option”) to extend the Lease Term for additional term(s) of five (5) years (the “Extension”), on the same terms and conditions as set forth in the Lease, but at a rent determined as set forth below. Each Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) days before the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of exercise of an Option within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Lease (past any applicable cure periods specified in the Lease) and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term.

2.	Personal Options.
The Option is personal to the Tenant named above or any Tenant’s Affiliate described in Paragraph 12.1 of the Lease. If Tenant subleases the entire Property or assigns or otherwise transfers its entire interest under the Lease to any entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord’s consent), such Option shall lapse. If Tenant subleases the entire Property or assigns or otherwise transfers the entire interest of Tenant under the Lease to any entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord’s consent), such Option shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases the entire Property or assigns or otherwise transfers the entire interest of Tenant under the Lease in accordance with Section 12 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

B.          Calculation of Rent.

The Base Rent during the Extension(s)shall be determined by one or a combination of the following methods (INDICATE METHOD UPON EXECUTION OF THE LEASE):

      1.     Cost of Living Adjustment (Section B.1, below)

Rental Adjustment Date(s): The first day of the ____________ month(s) of the______________ Extension(s) of the Lease Term with an annual increase of a minimum of three percent (3%) and a maximum of six percent (6%).

      2.       Fair Rental Value Adjustment (Section B.2, below) as determined by          appraiser           or broker.

Rental Adjustment Date(s): The first day of the first (1st) month(s) of first and second Extension(s) of the Lease Term.

Initials: _________

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      3.      Fixed Adjustment

The Base Rent shall be increased to the following amounts (the “Adjusted Base Rent(s)”) on the dates (the “Rental Adjustment Date(s)”) set forth below:

Rental Adjustment Date(s)	Adjusted Base Rent(s)

$
$
$
$

         2.      Fair Rental Value Adjustment.

The Base Rent shall be increased on the date(s) specified in Section B.2, above (the “Rental Adjustment Date(s)”) to ninety-five percent (95%) of the “fair rental value” of the Property, determined in the following manner:

(a)      Not later than one hundred twenty (120) days prior to any applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Property as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Property at lease ninety (90) days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal, by one or more brokers (herein called “Broker(s)”), as provided in Section B.2(b), below. Such Broker(s) shall have at least five (5) years’ experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial and Office Realtors or equivalent.

(b)      If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single Broker not later than seventy-five (75) days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single Broker within such time period, then Landlord and Tenant shall each appoint one Broker not later than sixty-five (65) days prior to the applicable Rental Adjustment Date. Within ten (10) days thereafter, the two (2) appointed Brokers shall appoint a third (3rd) Broker. If either Landlord or Tenant fails to appoint its Broker within the prescribed time period, the single Broker appointed shall determine the fair rental value of the Property. If both parties fail to appoint Brokers within the prescribed time periods, then the first Broker thereafter selected by a party shall determine the fair rental value of the Property. Solely for the purpose of calculating the fair rental value of the Property pursuant to this Section, each party shall bear the cost of its own Broker and the parties shall share equally the cost of the single or third Broker, if applicable. Nothing in this Section is intended to create an obligation of either party to pay a brokerage commission or fee with respect to any Extension of the Lease.

(c)      For the purposes of such appraisal, the term “fair market value” shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. The fair rental value of the Property shall also include annual rental escalations during the Extension, leasing concessions and tenant improvement allowances, if any, in accordance with prevailing market customs and practices for properties comparable to the Property. If a single Broker is chosen, then such Broker shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, an the third appraisal shall be disregarded. Landlord and Tenant shall instruct the Broker(s) to complete the determination of the fair rental value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the fair rental value is not determined prior to the applicable Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

Initials: _________

Initials: _________

“LANDLORD”

Signed on October 18, 2002	Jerrold D. Monkarsh and Joyce Monkarsh

	By:	/s/ Jerrold D. Monkarsh

Jerrold D. Monkarsh, individually and as agent for Joyce Monkarsh

“TENANT”

Signed on October 16, 2002	Midland Credit Management, Inc., a Kansas corportation

	By:	/s/ Carl C. Gregory, III

	Its:	President

Initials: _________

Initials: _________